UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 19, 2018

THE GOLDMAN SACHS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Street New York, New York	10282
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On December 19, 2018, the Board of Directors (Board) of The Goldman Sachs Group, Inc. (the Registrant or Goldman Sachs) approved a letter agreement between Goldman Sachs and Lloyd C. Blankfein, in connection with Mr. Blankfein’s previously announced retirement and transition to Senior Chairman (the Agreement). The Agreement provides that Mr. Blankfein will become Senior Chairman of Goldman Sachs as of January 1, 2019. In this capacity, he will serve as a resource for both the Board and the firm’s management, which may include providing advice, client outreach, performing speaking engagements on behalf of Goldman Sachs, office visits and other mutually agreed activities as appropriate.

Under the Agreement, while Mr. Blankfein serves as Senior Chairman, he will continue to receive benefits generally provided to the Registrant’s Participating Managing Directors. Mr. Blankfein will not be an employee and will not receive any salary or incentive compensation. Additionally, the Board has determined that it is appropriate for security purposes for Mr. Blankfein to continue to use a firm-provided car and security driver through December 31, 2019.

The foregoing summary description of the Agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is being filed as part of this Current Report on Form 8-K:

10.1	Agreement with Lloyd C. Blankfein, dated December 19, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC.
(Registrant)

Date: December 21, 2018	By:	/s/ Karen P. Seymour
Name: Karen P. Seymour
Title: Executive Vice President and General Counsel